Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 5, 2020, by and between IDW Media Holdings, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are executing and delivering Subscription Agreements, dated as of the date hereof, by and between the Company and each Stockholder (each, a “Subscription Agreement”), pursuant to which the Stockholders agreed to purchase, and the Company agreed to issue, the number of shares of Class B common stock, $0.01 par value, of the Company (the “Company Class B Common Stock”) indicated on each Stockholder’s signature page hereto; and

WHEREAS, in order to induce the Stockholders to consummate the transactions contemplated by the Subscription Agreement, the Company wishes to provide the Stockholders with the registration rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article I

REGISTRATION

Section 1.1 Registration Statements. As soon as reasonably practicable following the closing of the purchase and sale of Company Class B Common Stock contemplated by the Subscription Agreements (the “Subscription Agreement Closing Date”), the Company shall prepare and file with the SEC the Registration Statement covering the resale of the Registrable Securities in an amount equal to no less than the number of shares of Company Class B Common Stock issued to the Stockholders pursuant to the Subscription Agreements on the Subscription Agreement Closing Date. The Company will use commercially reasonable best efforts to file the Registration Statement with the SEC as soon as reasonably practicable but in any event no later than forty-five (45) days following the date hereof.

Section 1.2 Expenses. All expenses of the Company incurred in connection with registrations, filings or qualifications pursuant to Section 1.1, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

Section 1.3 Effectiveness. The Company shall use commercially reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable but in any event no later than six (6) months following the initial filing thereof with the SEC.

Section 1.4 Suspension Period. For not more than twenty (20) consecutive trading days or for a total of not more than sixty (60) trading days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (a “Suspension Period”); provided, that the Company shall promptly (i) notify each Stockholder in writing of the existence of (but in no event, without the prior written consent of each Stockholder, shall the Company disclose to any Stockholder any of the facts or circumstances regarding) material non-public information giving rise to a Suspension Period, and (ii) if the Registration Statement has already been filed and declared effective, advise each Stockholder in writing to cease all sales under the Registration Statement until the end of the Suspension Period.

Article II

COMPANY OBLIGATIONS

Section 2.1 Company Obligations. The Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities, covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 of the Securities Act without volume or manner of sale restrictions (“Registration Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all Registrable Securities;

(c) furnish to each Stockholder and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than four (4) business days after the filing date, receipt date or sending date, as the case may be), a reasonable number of copies of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

(d) immediately notify each Stockholder, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and at the request of any Stockholder, promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities;

(e) with a view to making available to the Stockholder the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable a Stockholder without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information;

(f) use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(g) cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which the Company Class B Common Stock is then listed;

(h) in the case of certificated Registrable Securities, cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement;

(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities that are Company Class B Common Stock from and after the effective date of the applicable Registration Statement; and

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

Article III

OBLIGATIONS OF STOCKHOLDERS

Section 3.1 Each Stockholder hereby severally and not jointly represents and warrants with the Company that as of the date hereof:

(a) Company Information. Such Stockholder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Cooperation. Such Stockholder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement.

(c) Discontinuation. Such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, each Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the supplemented or amended prospectus filed with the SEC is declared effective.

Article IV

INDEMNIFICATION

Section 4.1 Indemnification by the Company. The Company will indemnify and hold harmless each Stockholder and their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, member, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final Prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof; (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will advance to or reimburse such Stockholder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability directly arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Stockholder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

Section 4.2 Indemnification by the Stockholders. In connection with any registration pursuant to the terms of this Agreement, each Stockholder will furnish to the Company in writing such information as the Company reasonably requests concerning such Stockholder or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, severally and not jointly, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Stockholder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the indemnification obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Section 4.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or there are additional defenses available to such Person (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of such indemnified party from all liability in respect of such claim or litigation.

Section 4.4 Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Article V

GENERAL PROVISIONS

Section 5.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by the written agreement of the parties hereto.

Section 5.2 Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, agreement or condition may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part of this Agreement or the right of any Person thereafter to enforce each and every such provision. No waiver of any breach of any provisions of this Agreement will be held to be a waiver of any other or subsequent breach.

Section 5.3 Notices. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:

If to the Company:

IDW Media Holdings, Inc.
520 Broad Street
Newark, NJ 07102
Attention: Chief Financial Officer

If to a Stockholder:

To the address listed on the signature page attached hereto

Section 5.4 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Class B Common Stock” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the shares of Company Class B Common Stock issued and issuable to Stockholder pursuant to the Subscription Agreement and any other securities issued in exchange therefor or in connection with Stockholder’s ownership thereof.

“Registration Period” has the meaning set forth in Section 2.1(a).

“Registration Statement” shall mean any registration statement of the Company on Form S-1 (or appropriate form) filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreement Closing Date” has the meaning set forth in Section 1.1.

“Suspension Period” has the meaning set forth in Section 1.4.

Section 5.5 Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) The Article and Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an Article or a Section, paragraph, Exhibit or Schedule, such reference shall be to an Article or a Section, paragraph, Exhibit or Schedule hereof unless otherwise clearly indicated to the contrary.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States.

(h) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless Business Days is specified.

(i) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(j) Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(k) The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(l) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and shall also be deemed to include all rules and regulations promulgated thereunder, and references to all attachments thereto and instruments incorporated therein.

Section 5.6 Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.7 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neither the Company nor Stockholder may assign this Agreement or any of its rights or liabilities hereunder without the prior written consent of the other party hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under this Agreement.

Section 5.8 Severability. The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

Section 5.9 Governing Law; Dispute Resolution. This Agreement, and all claims arising hereunder or relating hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 5.11 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

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IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name: Ezra Y. Rosensaft
Title: Chief Financial Officer

SIGNATURE PAGE FOR INDIVIDUAL STOCKHOLDERS

IN WITNESS WHEREOF, the Stockholder has hereby executed this Registration Rights Agreement on ______________, 2020. When signing as attorney, executor, administrator or guardian, please give title as such. If tenant in common ownership, both tenants must sign (unless husband and wife).

Please Print Your Name Above	Please Sign Your Name Above

Please Print Your Address	Social Security Number

Please Print Name of Tenant in Common/	Signature of Tenant in Common/Joint Tenant
Joint Tenant (if applicable)	(if applicable)

Please Print Tenant in Common’s Address:	Social Security Number of Tenant in Common

Number of shares of Class B Common Stock

SIGNATURE PAGE FOR CORPORATIONS, PARTNERSHIPS,
LIMITED LIABILITY COMPANIES AND TRUSTS

IN WITNESS WHEREOF, the Stockholder has hereby executed this Registration Rights Agreement on March 5, 2020.

Raging Capital Master Fund, Ltd. by Frederick C. Wasch CFO, Raging Capital Management, LLC Investment Manager of the Master Fund
Please Print Entity Name Above	Please Sign Your Name Above

10 Princeton Avenue, Rocky Hill, NJ 08553
Please Print Address:	Taxpayer Identification Number

200,000	Number of shares of Class B Common Stock